THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK

of

PARALLEL FLIGHT TECHNOLOGIES, INC.

Dated as of {date}

Void after the date specified in Section 8

No. [_xx_]Warrant to Purchase

xx Shares of Class A Common Stock (subject to adjustment)

THIS CERTIFIES THAT, for value received, xxx, or his registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from PARALLEL FLIGHT TECHNOLOGIES, INC., a Delaware corporation (the “Company”), shares of the Company’s Class A Common Stock, $0.00001 par value per share (the “Shares”), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.Number and Price of Shares; Exercise Period.

(a)Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to xx Shares pursuant to the terms set forth below and as may be adjusted from time to time as set forth below.

(b)Exercise Price. The exercise price per Share shall be equal to {price}, subject to adjustment pursuant hereto (the “Exercise Price”).

(c)Exercise Period. Subject to Section 1(d) below, this Warrant shall be exercisable, in whole or in part, as of the date hereof, and prior to (or in connection with) the expiration of this Warrant as set forth in Section 8.

(d)Vesting and Acceleration Terms. The purchase rights represented by this Warrant are subject to vesting and acceleration as provided in this Section 1(d). This Warrant shall vest (and become exercisable by the Holder) in a series of 48 successive equal monthly installments of xx Shares each, measured from September 1, 2023 (the “Vesting Commencement Date”), on the same day of the month as the Vesting Commencement Date, in each case subject to the Holder being an officer, director, employee, advisor or independent contractor of the Company or any parent or subsidiary thereof as of each such date, provided, however, that in the event of (and conditioned upon the consummation of) a Corporate Transaction (as defined below), and unless the Holder has notified the Company in advance that the Holder does not want to receive acceleration, this Warrant and the purchase rights represented hereby shall accelerate and be fully exercisable.

2.Exercise of the Warrant.

(a)Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1 (including Section 1(d)), by:

(i)the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii)the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

(b)Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X =    Y (A – B)

A

Where:

X = The number of Shares to be issued to the Holder

Y = The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A = The fair market value of one Share (at the date of such calculation) B = The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that:

(i)where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per Share shall be the product of (x) the average of the closing bid prices of the common stock or the closing price quoted on the national securities exchange on which the common stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value and (y) the number of shares of common stock into which each Share is convertible at the time of such exercise, as applicable; and

(ii)if the Warrant is exercised in connection with the Company’s initial public offering of common stock, the fair market value per Share shall be the product of (x) the per share offering price to the public of the Company’s initial public offering and (y) the number of shares of common stock into which each Share is convertible at the time of such exercise, as applicable.

(c)Treatment of Warrant in Cash/Public Acquisition. In the event of a Corporate Transaction (as defined below) in which the consideration to be received by the holders of the outstanding shares of the Company (in their capacity as such) consists solely of cash, solely of Marketable Securities (as defined below) or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 2 above would be greater than the Exercise Price (as adjusted to the date of such calculations) as of immediately prior to the closing of such Cash/Public Acquisition, and Holder has not previously exercised this Warrant in full, then, in lieu of Holder’s exercise of the unexercised portion of this Warrant, this Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase the Shares and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Corporate Transaction on and in respect of the total number of Shares for which this Warrant was exercisable as of immediately prior to the closing thereof (i.e., 1,000,000 Shares), net of the aggregate Exercise Price therefor, as if such total number of Shares had been issued and outstanding to Holder as of immediately prior to such closing, as and when such consideration is paid to the holders of the outstanding shares of the Company. In the event of a Cash/Public Acquisition in which the fair market value of one Share as determined in accordance with this Section 2 would be equal to or less than the Exercise Price in effect as of immediately prior to the closing of such Cash/Public Acquisition, then, unless the Holder elects otherwise in writing prior to the closing of such transaction, this Warrant will automatically and without further action of any party terminate as of immediately prior to such closing.

(d)Treatment of Warrant in non-Cash/Public Acquisition. Upon the closing of any Corporate Transaction other than a Cash/Public Acquisition, unless the Holder has exercised this Warrant for all or a part of the Total Shares, and unless the Holder has notified the Company in writing that this Warrant shall be treated as if such Corporate Transaction was a Cash/Public Acquisition, the acquiring, surviving or successor entity shall assume this Warrant and the Corporation’s obligations hereunder, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the total number of Shares issuable upon exercise of the unexercised portion of this Warrant as if such total number of Shares were outstanding on and as of the closing of such Corporate Transaction, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such closing, all subject to further adjustment from time to time thereafter in accordance with the provisions of this Warrant.

(e)Certain Definitions. For purposes of this Section 2, the following terms have the following meanings:

(i)“Corporate Transaction” means:

(A)the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company's assets or the exclusive license of all or substantially all of the Company’s material intellectual property;

(B)the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or

(C)the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act) of the Company's capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of equity securities in a bona fide financing transaction for purposes of raising capital will not be deemed a “Corporate Transaction.”

(i) “Marketable Securities” means securities meeting all of the following requirements (determined as of immediately prior to the closing of the Corporate Transaction): (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Corporate Transaction, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Corporate Transaction were Holder to exercise this Warrant in full on or prior to the closing of such Corporate Transaction, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Corporate Transaction. Notwithstanding these foregoing provisions, securities held in escrow or subject to holdback to cover indemnification-related claims shall be deemed to be Marketable Securities if they would otherwise be Marketable Securities but for the fact that they are held in escrow or subject to holdback to cover indemnification-related claims.

(f)Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(g)No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(h)Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 8 by so indicating in the notice of exercise.

(i)Automatic Exercise. If the Holder of this Warrant has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Sections 8(b)-(d), then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 2(b) effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of Shares, unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. For the avoidance of doubt, this Section 2(i) shall not cause this Warrant to be automatically exercised in connection with the expiration of this Warrant pursuant to Section 8(a). If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

(j)Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Shares, without limitation of such other remedies as may be available to the Holder, the Company will use its best efforts to take such corporate action as may be necessary to increase its authorized and unissued shares of its Common Stock to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable.

3.Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4.Transfer of the Warrant.

(a)Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b)Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c)Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e)Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the person or persons requesting the issue or entry thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

5.Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a)Restrictions on Transfers. Subject to Section 5(b), this Warrant may not be transferred or assigned in whole or in part without the Company’s prior written consent (which shall not be unreasonably withheld), and any attempt by Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void. Any transfer of this Warrant or the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and

(i)there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or

(ii)(A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Securities are being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Securities under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b)Permitted Transfers. Permitted transfers with respect to Section 5(a) include (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Securities by any Holder during a Holder’s lifetime or upon a Holder’s death by will or intestacy to such Holder’s Immediate Family or a trust for the benefit of such Holder’s Immediate Family. As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted).

(c)Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

(d)Securities Law Legend. Each certificate, instrument or book entry representing the Securities shall (unless otherwise permitted by the provisions of this Warrant) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(e)Market Stand-off Legend. Each certificate, instrument or book entry representing the Shares and common stock issued upon exercise hereof or conversion thereof shall also be notated with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE

SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

(f)Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(g)Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(d) notated on any certificate evidencing the Shares and the stock transfer instructions and record notations with respect to such securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such securities (to the extent the securities are certificated), if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration, qualification or legend.

(h)No Transfers to Bad Actors; Notice of Bad Actor Status. The Holder agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. The Holder will promptly notify the Company in writing if the Holder or, to the Holder’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

6.Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a)Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 8) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b)Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section 8) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)Subdivisions and Combinations. In the event that the outstanding shares of Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)Notice of Adjustments. Upon any adjustment in accordance with Section 6(a), (b) or (c), the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of  calculation of each.

The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

(e)Dividends or Distributions. In the event that the Company shall, at any time or from time to time after the date hereof, make or declare, a dividend or any other distribution payable to the holders of Class A Common Stock in securities of the Company, cash or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had this Warrant been exercised in full into Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the expiration of this Warrant, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 6 with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Class A Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if this Warrant had been exercised in full into Shares on the date of such event.

7.Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize:

(a)the issuance of any dividend or other distribution (including pursuant to Section 6(e) on the capital stock of the Company (other than as covered under Section 6(d) for which notice is otherwise provided pursuant to said Section 6(d));

(b)any capital reorganization, including a Reorganization, of the Company or any reclassification, including a Reclassification, or recapitalization of the capital stock of the Company;

(c)the voluntary liquidation, dissolution or winding up of the Company;

(d)any transaction resulting in the expiration of this Warrant pursuant to Section 8(b)

or 8(c); or

(e)any amendment to the Company’s Certificate of Incorporation or Bylaws that would adversely affect the rights granted to the Class A Common Stock;

the Company shall send to the Holder of this Warrant at least ten (10) business days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or at least ten (10) business days prior written notice of the expected effective date of any such other event specified in clause (b), (c) or (d), as applicable, and in the event such notice is being delivered with respect to clause (b) or (c), such notice must inform Holder that such event will automatically terminate this Warrant with no consideration paid to the Holder unless the Holder exercises this Warrant prior to such effective date.

8.Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a)5:00 p.m. Pacific Time on the date which is six (6) years following the date of issuance of this Warrant;

(b)any Corporate Transaction; or

(c)Immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offering and sale of the Company’s common stock, including the Shares into which this Warrant is specifically exercisable.

In the event of the Holder’s disability or death, the Company covenants that it will allow the representatives, heirs, beneficiaries, trustees, executors a meaningful period of time, not to exceed six (6) months to exercise this Warrant.

9.No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

10.Market Stand-off. The Holder of this Warrant hereby agrees to enter into and be bound by a customary market stand-off provision in such form as the Company may at any time or from time to time request.

11.Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a)No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b)Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c)Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(d)Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e)Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(f)Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Holder has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

(g)Residency. The residency of the Holder (or, in the case of an entity, such entity’s principal place of business) is correctly set forth on the signature page hereto.

(h)Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i)No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(j)Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

(k)Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents, including Richter Law Offices, legal counsel to the Company, for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(l)Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

(m)No “Bad Actor” Disqualification. Neither (i) the Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the acceptance of this Warrant, in writing in reasonable detail to the Company.

12.Miscellaneous.

(a)Amendments. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder.

(b)Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(i)if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii)if to the Company, to the attention of the Chief Executive Officer (unless the Holder is such officer) or Secretary of the Company at the principal office of the Company.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d)Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(e)Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of the state courts of Delaware in New Castle County and to the jurisdiction of the United States District Court for the District of Delaware, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.

(f)Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g)Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h)Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT.

(i)California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(j)Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(k)Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(signature page follows)

The Company and the Holder sign this Warrant as of the date stated on the first page.

PARALLEL FLIGHT TECHNOLOGIES, INC.

By:

Name: Robert Hulter

Title: Secretary

AGREED AND ACKNOWLEDGED,

xx

Address:

[insert address]

[Fax number: [insert facsimile number, if appropriate]]

[Email address: [insert email address, if appropriate]]

(Signature Page to Warrant to Purchase Shares of Class A Common Stock of

PARALLEL FLIGHT TECHNOLOGIES, INC.)

EXHIBIT A

NOTICE OF EXERCISE

TO:PARALLEL FLIGHT TECHNOLOGIES, INC. (the “Company”)

Attention:Chief Executive Officer

(1)Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security:Class A Common Stock

(2)Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐The net issue exercise provisions of Section 2(b), (c) or (d) of the attached warrant.

(3)Conditional Exercise. Ts this a conditional exercise pursuant to Section 2(e):

☐Yes☐No

If “Yes,” indicate the applicable condition:

(4)Stock. Please make a book entry and, if the shares are certificated, issue a certificate or certificates representing the shares in the name of:

☐The undersigned

☐Other — Name:

Address:

(5)Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐The undersigned

☐Other — Name:

Address:

A-1

☐Not applicable

(6)Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 11 of the attached warrant are true and correct as of the date hereof.

(7)Investment Representation Statement. The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(8)Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature page to the Notice of Exercise)

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EXHIBIT A-1

INVESTMENT REPRESENTATION STATEMENT AND

MARKET STAND-OFF AGREEMENT

HOLDER:

COMPANY:PARALLEL FLIGHT TECHNOLOGIES, INC.

SECURITIES:THE WARRANT ISSUED ON [INSERT DATE] (THE “WARRANT”) AND THE

SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Holder represents and warrants to, and agrees with, the Company as follows:

1.No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

2.Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3.Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4.Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5.Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

A-1-1

6.Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Holder has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

7.Residency. The residency of the Holder (or, in the case of an entity, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8.Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9.No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

10.Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

11.Legal Counsel. The Holder has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents, including Richter Law Offices, legal counsel to the Company, for legal advice with respect to this investment or the transactions contemplated by the Warrant.

12.Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and

A-1-2

not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

13.No “Bad Actor” Disqualification. Neither (i) the Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the purchase or acquisition of the Securities, in writing in reasonable detail to the Company.

(signature page follows)

A-1-3

The Holder is signing this Investment Representation Statement on the date first written above.

HOLDER

CRAIG STEVENS

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

(Email address)

A-1-4

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:PARALLEL FLIGHT TECHNOLOGIES, INC.

WARRANT:THE WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK ISSUED ON [INSERT DATE] (THE “WARRANT”)

DATE:

(1)Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Number of shares:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint                     as attorney to make such transfer on the books of PARALLEL FLIGHT TECHNOLOGIES, INC., maintained for the purpose, with full power of substitution in the premises.

(2)Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 11 of the Warrant are true and correct as to Assignee as of the date hereof.

(4)Investment Representation Statement. Assignee has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

(5)No “Bad Actor” Disqualification. Neither (i) Assignee, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s securities held or to be held by Assignee is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act of 1933, as amended (the “Securities Act”), except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and

B-1

disclosed, reasonably in advance of the transfer of the Securities, in writing in reasonable detail to the Company.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNORASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

B-2